SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2005 (February 14, 2005)

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 2.02    Results of Operations and Financial Condition, and
Item 7.01    Regulation FD Disclosure

                    On February 14, 2005, Norfolk Southern Corporation issued a press release announcing that its vice chairman and chief financial officer was scheduled to address the Deutsche Bank Global Transportation Conference at 9:00 a.m. Eastern time on February 17.  The press release advised interested investors that they could listen via a simultaneous webcast at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=NSC&item_id=982026.  After the webcast, Mr. Wolf's presentation will be posted on www.nscorp.com.  A copy of the 2005 Investor Book distributed to Conference participants is attached hereto as Exhibit 99.

                    Statements about future results made in the materials furnished with this Form 8-K as exhibits constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements (which usually are introduced with words such as "expect," "anticipate," " plan," "believe" and other words having a similar meaning and used in connection with future events) are founded on expectations, estimates and projections that reflect Management's good-faith evaluation of information available at the time the statements were made.  As such, they are based upon, and will be influenced by, a number of external variables -- more particularly described and identified in our most recent annual report and quarterly report to the Securities and Exchange Commission on Form 10-K and Form 10-Q -- over which the Corporation may have no, or incomplete, control: for example, (1) domestic and international economic conditions; (2) the business environment for rail freight users; (3) competition and consolidation within the transportation industry; (4) fluctuation in prices of diesel fuel and other key materials; (5) labor difficulties; (6) legislative and regulatory developments; (7) changes in securities and capital markets; and (8) natural events such as severe weather, floods or earthquakes.  Accordingly, actual outcomes and results already or eventually may differ materially from those indicated in such forward-looking statements.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 SIGNATURES

                                                                      NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  February 17, 2005

EXHIBIT INDEX

Exhibit
Number          Description

99                    2005 Investor Book.